Exhibit 23.1



       Consent of Independent Certified Public Accountants



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-70112, 33-56489 and 33-56837) and the
Registration Statements on Form S-8 (Nos. 2-78323, 33-9082, 33-26468 and 33-33701) of Hughes Supply, Inc. of our report dated March 15, 1995 appearing on page 12 of the Annual Report to the Shareholders which is incorporated in this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

Orlando, Florida
April 25, 1995